Trigger Autocallable Optimization Securities

UBS AG

June 16, 2011

PROSPECTUS SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement
Trigger Autocallable Optimization Securities

Linked to an Index

UBS AG from time to time may offer and sell Trigger Autocallable Optimization Securities, which we refer to as the “Securities”, linked to an underlying index (the “underlying index”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name and sponsor of the underlying index, and the specific manner in which such Securities may be offered, will be described for each particular offering of Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer:
UBS AG
Booking Branch:
The booking branch of UBS AG will be specified in the applicable pricing supplement.
Issue Price:
The issue price per Security will be set equal to 100% of the principal amount of each Security.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $10.00 per Security (with a minimum investment of 100 Securities for a total of $1,000).
No Coupon:
We will not pay you interest during the term of the Securities.
Call Feature:
The Securities will be called automatically if the closing level of the underlying index on any observation date is at or above the initial level. If the Securities are called on any observation date, UBS will pay on the applicable call settlement date a cash payment per Security that you hold equal to the call price for the applicable observation date on which the Securities are called.
Call Return:
A return based on a per annum percentage to be specified in the applicable pricing supplement. The call return increases the longer the Securities are outstanding.
Call Price:
The call price applicable to each observation date will be specified in the applicable pricing supplement and will be calculated by adding the principal amount per Security to the applicable call return, which is based on the amount of time the Securities have been outstanding.
Payment at Maturity:
If the Securities are not called on any observation date, at maturity UBS will pay a cash payment per Security that you hold, the amount of which is based on whether the trigger level is breached on the final valuation date, as described below:
➢ If the final level is at or above the trigger level, UBS will pay you for each Security you hold a cash payment equal to your principal amount.

➢

If the final level is below the trigger level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the decline of the underlying index from the trade date to the final valuation date, for an amount equal to:

$10.00 + ($10.00 × underlying return).
Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the final level is below the trigger level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
Underlying Return:
Final Level - Initial Level Initial Level
Initial Level:
The closing level of the underlying index on the trade date.
Final Level:
The closing level of the underlying index on the final valuation date (such date to be specified in the applicable pricing supplement) as determined by the calculation agent, subject to adjustment upon the occurrence of a market disruption event.
Trigger Level:
A specified level of the underlying index that is below the initial level set forth in the applicable pricing supplement.

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Observation Dates:
One or more dates that will be specified in the applicable pricing supplement. Observation dates are subject to postponement in the event of certain market disruption events as described under “General Terms of the Securities — Market Disruption Events”. Unless otherwise specified in the applicable pricing supplement, the final observation date will be the “final valuation date” (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event).
Call Settlement Dates:
If the Securities are called on any observation date, the call settlement date will generally be three to five business days following that observation date. The last possible call settlement date will be the maturity date.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-12 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. For a more detailed description of each of the four categories, please see “Product Supplement Summary — Structured Product Categorization” beginning on PS-7.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Product Supplement dated June 16, 2011

ADDITIONAL INFORMATION ABOUT THE TRIGGER AUTOCALLABLE OPTIMIZATION SECURITIES

You should read this product supplement together with the prospectus dated January 13, 2009, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the Securities are a part, the index supplement dated January 13, 2009, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any applicable pricing supplement related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

➢	Index Supplement dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000139340109000044/v128784_690258-424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Product Supplement

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices and Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Dow Jones-AIG Commodity IndexSM	IS-16
UBS Bloomberg Constant Maturity Commodity Index (CMCI) Excess Return.	IS-23
Rogers International Commodity Index® Excess ReturnSM	IS-28
AMEX Hong Kong 30 Index.	IS-35
Dow Jones EURO STOXX 50® Index	IS-39
FTSETM 100 Index	IS-41
FTSE/Xinhua China 25 IndexTM	IS-44
Hang Seng China Enterprises Index	IS-49
Korea KOSPI 200 Index	IS-52
MSCI Indices	IS-55
MSCI-EAFE® Index	IS-55
MSCI® Emerging Markets IndexSM	IS-55
Nikkei® 225 Index	IS-61
S&P/ASX 200® Index	IS-64
Swiss Market Index (SMI)®	IS-66

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to the identity of the underlying index and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Trigger Autocallable Optimization Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants, dated January 13, 2009, of UBS. References to the “index supplement” mean the UBS index supplement dated January 13, 2009. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What are the Trigger Autocallable Optimization Securities?

The Trigger Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG, the return on which is linked to the performance of an underlying index (the “underlying index”). The underlying index will be specified in the applicable pricing supplement to this product supplement.

Unlike ordinary debt securities, UBS will not pay periodic interest and will not necessarily pay the principal amount of the Securities at maturity. You must be willing to risk losing up to 100% of your principal amount invested if (i) the Securities are not called on any observation date and (ii) the level of the underlying index closes below the trigger level on the final valuation date. Unless otherwise specified in the applicable pricing supplement, the “final valuation date” will be the final observation date specified in the applicable pricing supplement (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event (as described herein)). You must be willing to accept that you will only receive a positive return on your Securities if the Securities are called, which will only occur if the underlying index closes at or above the initial level on any observation date. You must also be willing to accept that the Securities will not pay interest.

If the closing level of the underlying index is at or above the initial level on the relevant observation date, the Securities will be called automatically (an “automatic call”). If the Securities are called on any observation date (other than the final observation date), the call settlement date will generally be between three and five business days following that observation date. If the Securities are called on the final observation date, the call settlement date will be the maturity date. If we call the Securities on any observation date, UBS will pay on the applicable call settlement date a cash payment per Security that you hold equal to the call price for the applicable observation date. The call price applicable to each observation date will be specified on the applicable pricing supplement and will equal the principal amount per Security plus the applicable call return, which is based on the amount of time the Securities have been outstanding.

If the Securities are not called on any observation date, at maturity UBS will pay a cash payment per Security that you hold, the amount of which is based on whether the final level is below the trigger level and, if so, the return of the underlying index from the trade date to the final valuation date, referred to as the “underlying return”. If the Securities are not called on any observation date and the final level is at or above the trigger level, UBS will pay a cash payment at maturity equal to the principal amount of $10.00 per Security that you hold. If (i) the Securities are not called on any observation date and (ii) the final level is below the trigger level, UBS will pay a cash payment of less than the principal amount, if anything, resulting in a loss on your investment proportionate to the negative underlying return. The trigger level is a specified level of the underlying index that is below the initial level, as specified in the applicable pricing supplement.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the final level is below the trigger level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “underlying return” is the difference between the final level and initial level of the underlying index and is expressed as a percentage of the initial level. The underlying return may be negative and is calculated as follows:

Underlying Return =
Final Level — Initial Level

Initial Level

The “initial level” is the closing level of the underlying index on the trade date, and the “final level” is the closing level of the underlying index determined on the final valuation date, in each case as determined by the calculation agent.

The applicable pricing supplement will specify the trade date, the observation dates, the per annum percentage used to determine the call return, the call return and the call price for each observation date, the trigger level and the final valuation date, as well as the respective terms of each offering of the Securities, including the underlying index and the initial level.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described in the accompanying prospectus, the terms described here are controlling.

Specific terms of each Security will be described in the applicable pricing supplement

The specific terms for each offering of the Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described in the applicable pricing supplement modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in conjunction with this product supplement, the index supplement and the accompanying prospectus.

Selected Purchase Considerations

➢	Automatic Call — The Securities will be called automatically if the level of the underlying index closes at or above the initial level on any observation date, including the final valuation date. If the Securities are called, your return will be positive and will be a percentage of the per annum percentage used to determine the call return depending on the observation date on which the Securities are called. The call return increases the longer the Securities are outstanding.
➢	Contingent repayment of principal amount at maturity — If the Securities are not called on any observation date, we will pay you an amount in cash equal to the principal amount of your Securities if the final level is at or above the trigger level and you hold the Securities to maturity, subject to the creditworthiness of UBS. If (i) the Securities are not called on any observation date and (ii) the final level is below the trigger level, we will pay you an amount in cash that is less than the principal amount, if anything. Specifically, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of the principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero, and UBS will pay you a cash amount per Security equal to $10.00 + ($10.00 × underlying return). This will result in a loss of some or all of your initial investment in the Securities.
➢	Minimum Investment — Unless otherwise specified in the applicable pricing supplement, in the case of offerings of Securities with a $10.00 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

What are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” on page PS-12 and in the applicable pricing supplement.

➢	Risk of loss at maturity — The Securities differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will only pay you the principal amount of your Securities in cash if the final level of the underlying index is greater than or equal to the trigger level and will only make such payment at maturity. If the Securities are not called and the final level is below the trigger level, you will lose some or all of your initial investment in an amount proportionate to the decline in the level of the underlying index from the trade date to the final valuation date.
➢	The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is above the trigger level.
➢	Your potential return on the Securities is limited to the call return — The return potential of the Securities is limited to the call return regardless of the appreciation of the underlying index. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier a Security is called, the lower your return will be. If the Securities are not called, you will not participate in any appreciation in the level of the underlying index even though you will be subject to the risk of a decline in the level of the underlying index.
➢	Higher call return rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying index reflects a higher expectation as of the trade date that the level of such underlying index could close below its trigger level on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for that

Security. However, while the call return rate is set on the trade date, an underlying index’s volatility can change significantly over the term of the Securities. The level of the underlying index for your Securities could fall sharply, which could result in a significant loss of principal.
➢	No interest payments — UBS will not pay any interest with respect to the Securities.
➢	Credit risk of UBS — The Securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.
➢	Reinvestment risk — If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new Securities. Because the Securities may be called as early as the first observation date, you should be prepared in the event the Securities are called early.
➢	Market risk — The return on the Securities, which may be positive or negative, is linked to the performance of the underlying index and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index. The level of the underlying index can rise or fall sharply due to factors specific to such index or its index constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.
➢	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall. There can be no assurance that the level of the underlying index will rise above the initial level on any observation date, or, if not called, that the final level will not fall below the trigger level. The final level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment.
➢	Owning the Securities is not the same as owning the index constituents — The return on your Securities is unlikely to reflect the return you would realize if you actually owned the index constituents comprising the underlying index. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the index constituents during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituents may have.
➢	There may be little or no secondary market — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.
➢	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on the index constituents; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index, may adversely affect the level of the underlying index and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying index or trading activities related to the underlying index or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of the Issuer, will determine the payment at maturity of the Securities based on observed levels of the underlying index. The calculation agent can postpone the determination of the final level of the underlying index or the maturity date if a market disruption event occurs and is continuing on the final valuation date.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.
➢	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.
➢	No adjustments for fluctuations in foreign exchange rates — The value of your Securities may not be adjusted for exchange rate fluctuations between the U.S. dollar and any other currencies upon which any index constituents are based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in payment at maturity.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as the underlying index.
➢	You believe the underlying index will close at or above the initial level on one of the specified observation dates.
➢	You understand and accept that you will not participate in any appreciation in the level of the underlying index and that your potential return is limited to the call return specified in the applicable pricing supplement.
➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying index.
➢	You would be willing to invest in the Securities if the call return rate was set equal to the bottom of the range for the anticipated call return rate for such offering of the Securities (the actual call return rate will be determined on the trade date for each offering of the Securities and will be specified in the applicable pricing supplement).
➢	You do not seek current income from this investment and are willing to forgo dividends paid on any index constituent stocks.
➢	You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Securities.
➢	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
➢	You require an investment designed to provide a full return of principal at maturity.
➢	You are not willing to make an investment that may have the same downside market risk as the underlying index.
➢	You believe that the level of the underlying index will decline during the term of the Securities and is likely to close below the trigger level on the final valuation date.
➢	You seek an investment that participates in the full appreciation in the level of the underlying index or that has unlimited return potential.
➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar or exceed the downside fluctuations of the underlying index.
➢	You seek current income from this investment or prefer to receive the dividends paid on any index constituent stocks.
➢	You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.
➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-12 of this product supplement.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features, if any, that which may be offered on those products. This description should not be relied upon as a description of any particular structured product.

➢	Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk
➢	Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.
➢	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

In order to benefit from any type of limited market exposure, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-29 and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-31.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-29 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

What are the Steps to Calculate Payment upon an Automatic Call or at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment upon an automatic call or at maturity on the Securities:

Alternative 1: Calculate the Cash Payment upon an Automatic Call

The payment upon an automatic call will be calculated as follows:

If the Securities are called because the closing level of the underlying index is at or above the initial level on any observation date, including the final valuation date, UBS will pay you on the applicable call settlement date the call price for the applicable observation date. The call price applicable to each observation date equals the principal amount per Security plus the applicable call return, which is based on the amount of time the Securities have been outstanding. The call return will be set forth together with the call price for each observation date in the applicable pricing supplement.

Alternative 2: Calculate the Cash Payment at Maturity

Assuming that the Securities are not called on any observation date, the following steps shall apply:

If the Securities are not called on any observation date and the final level is at or above the trigger level, UBS will pay you a cash payment at maturity equal to the principal amount of $10.00 per Security subject to the creditworthiness of UBS.

If the Securities are not called on any observation date and the final level is below the trigger level, UBS will pay you an amount in cash that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative underlying return.

The underlying return is the difference between the final level and initial level of the underlying index and is expressed as a percentage of the initial level. The underlying return may be negative and is calculated as follows:

Underlying Return =
Final Level — Initial Level

Initial Level

The “initial level” is the closing level of the underlying index on the trade date, and the “final level” is the closing level of the underlying index determined on the final valuation date, in each case as determined by the calculation agent.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the final level is below the trigger level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical examples of how the Securities perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing level of the underlying index relative to its initial level. We cannot predict the final level or the closing level of the underlying index on any observation date. You should not take these examples as an indication or assurance of the expected performance of the underlying index. The examples below illustrate the payment upon an automatic call or at maturity for a hypothetical offering of the Securities, with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Principal Amount:	$10.00
Term:	12 months
Initial Level:	1000
Call Return Rate:	18% per annum (or 1.5% per month)
Frequency of Observation Dates:	Monthly
Trigger Level:	800 (which is 80% of the initial level)

Example 1 — Securities are called on the first observation date

Closing level at first observation date:	1250 (at or above initial level, Securities are called)
Call Price (per Security):	$10.15

Since the Securities are called on the first observation date, UBS will pay you on the call settlement date a total of $10.15 per $10.00 principal amount of Securities that you hold (1.5% total return on the Securities).

Example 2 — Securities are called on the final observation date

Closing level at first observation date:	950 (below initial level, Securities NOT called)
Closing level at second observation date:	850 (below initial level, Securities NOT called)
Closing level at third observation date:	900 (below initial level, Securities NOT called)
Closing level at fourth to eleventh observation date:	Various (all below initial level, Securities NOT called)
Closing level at final observation date:	1150 (above initial level, Securities are called)
Call Price (per Security):	$11.80

Since the Securities are called the final observation date, UBS will pay you on the call settlement date (which coincides with the maturity date in this example) a total of $11.80 per $10.00 principal amount of Securities that you hold (18% total return on the Securities).

Example 3 — Securities are NOT called on any observation date and the final level is at or above the trigger level

Closing level at first observation date:	950 (below initial level, Securities NOT called)
Closing level at second observation date:	900 (below initial level, Securities NOT called)
Closing level at third observation date:	950 (below initial level, Securities NOT called)
Closing level at fourth to eleventh observation date:	Various (all below initial level, Securities NOT called)
Closing level at final valuation date:	850 (below initial level, Securities NOT called)
Settlement amount (per Security):	$10.00

Since the Securities are not called on any observation date and the final level is at or above the trigger level, at maturity UBS will pay you a total of $10.00 per $10.00 principal amount of Securities that you hold (0% total return on the Securities).

Example 4 — Securities are NOT called on any observation date and the final level is below the trigger level

Closing level at first observation date:	950 (below initial level, Securities NOT called)
Closing level at second observation date:	750 (below initial level, Securities NOT called)
Closing level at third observation date:	950 (below initial level, Securities NOT called)
Closing level at fourth to eleventh Observation Date:	Various (all below initial level, Securities NOT called)
Closing level at final valuation date:	750 (below initial level and trigger level, Securities NOT called)
Underlying return	75 — 100 100 = -25%
Settlement amount (per Security)	$10.00 + ($10 × underlying return)
$10.00 + ($10 × -25%)
$10.00 – $2.50
$7.50

Since the Securities are not called on any observation date and the final level is below the trigger level, at maturity UBS will pay you a total of $7.50 per $10.00 principal amount of Securities that you hold (a 25% loss on the Securities).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the final level is below the trigger level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities upon an automatic call or at maturity and the cash payment that could be delivered for each of your Securities on any call settlement date or on the maturity date, based on a range of hypothetical initial levels and closing levels of the underlying index and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical closing levels of the underlying index on the observation dates (including the final valuation date) could have on your payment on any call settlement date or at maturity, as the case may be, as calculated in the manner described in the applicable pricing supplement. Such hypothetical tables, charts or calculations will be based on closing levels for the underlying index that may not be achieved on the observations dates (including the final valuation date) and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on any call settlement date or on the maturity date may bear little or no relation to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical illustrations do not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to – and may be much less than – the financial return that you might achieve were you hypothetically able to invest directly in the underlying index. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the index constituents:

➢	the return on such a hypothetical direct investment in the underlying index would depend primarily upon the relative appreciation or depreciation of the index constituents during the term of the Securities, and not on whether the closing level of the underlying index is at or above the initial level on any observation date or is below the trigger level on the final valuation date;
➢	in the case of a hypothetical direct investment in an underlying index comprised of index constituent stocks or a direct investment in the index constituent stocks themselves, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	in the case of a direct investment in the index constituents, the return could include rights that you will not have as an investor in the Securities; and
➢	a hypothetical direct investment in the underlying index is likely to have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-12 of this product supplement.

We cannot predict the closing levels of the underlying index or, therefore, whether the Securities will be called prior to maturity or if the Securities are not called on any observation date, whether the final level will be below the trigger level. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your Securities on any call settlement date or on the maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the index constituents.

Risk Factors

The return on the Securities is linked to the performance of the underlying index. Investing in the Securities is not equivalent to investing directly in the index constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Securities do not guarantee any return of principal at maturity. You may lose some or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or necessarily pay the full principal amount of the Securities at maturity. If (i) the Securities are not called on any observation date and (ii) the final level is below the trigger level, we will pay you an amount in cash that is less than your principal amount, if anything, and you will have a loss of your initial investment that is proportionate to the negative underlying return. Specifically, in such case, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of your principal amount for every 1% (or a fraction thereof) that the underlying return is less than zero. Therefore, you may lose some or all of your initial investment in the Securities.

The likelihood of the final level declining below the trigger level will depend in part on the volatility of the underlying index — meaning the frequency and magnitude of changes in the level of the underlying index.

The contingent repayment of principal applies only at maturity

If your Securities are not automatically called, you should be willing to hold your Securities until maturity. If you sell your Securities in the secondary market prior to maturity, you may have to sell them for a loss relative to your initial investment, even if the level of the underlying index is above the trigger level.

Your potential return on the Securities is limited to the call return

The return potential of the Securities is limited to the call return regardless of the appreciation of the underlying index. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier a Security is called, the lower the return will be. If the Securities are not called, you will not participate in any appreciation in the level of the underlying index even though you will be subject to the risk of a decline in the level of the underlying index.

Higher call return rates are generally associated with a greater risk of loss.

Greater expected volatility with respect to the underlying index reflects a higher expectation as of the trade date that the level of such underlying index could close below its trigger level on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for that Security. However, while the call return rate is set on the trade date, an underlying index’s volatility can change significantly over the term of the Securities. The level of the underlying index for your Securities could fall sharply, which could result in a significant loss of principal.

The Securities may be called early and are subject to reinvestment risk.

If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for

Risk Factors

a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new Securities. Because the Securities may be called as early as the first observation date, you should be prepared in the event the Securities are called early.

You will not receive interest payments on the Securities or dividend payments on the index constituents, or have shareholder rights in the index constituents.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the index constituents. As an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituents may have.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall. There can be no assurance that the underlying index level will rise above the initial level or that the final level will not fall below the trigger level. The final level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

The determination as to whether the Securities are subject to an automatic call, or the formula for calculating the payment at maturity of the Securities do not take into account all developments in the level of the underlying index.

Changes in the level of the underlying index during the periods between each observation date will not be reflected in the determination as to whether the Securities are subject to an automatic call, or the calculation of the amount payable at maturity of the Securities. The calculation agent will determine whether the Securities are subject to an automatic call, by observing only the closing level of the underlying index on the applicable observation date. The calculation agent will calculate the payment at maturity by comparing only the closing level of the underlying index on the final valuation date relative to the closing level of the underlying index on the trade date. No other levels or values will be taken into account. As a result, you may lose some or all of your principal amount even if the level of the underlying index has risen at certain times during the term of the Securities before falling to a closing level below the trigger level on the final valuation date.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

Risk Factors

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying index has risen since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity or until called by us.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the closing level of the underlying index on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying index (i.e., the frequency and magnitude of changes in the closing level of the underlying index over the term of the Securities);
➢	the composition of the underlying index and changes to its respective index constituents;
➢	the market prices of the index constituents;
➢	the dividend rate paid on any index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index comprised of such index constituent stocks, and therefore affect the market value of the Securities);
➢	interest rates in the U.S. market and each market related to the underlying index;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for Securities, including inventory positions with UBS Securities LLC or any other market maker;
➢	economic, financial, political, regulatory, judicial, force majeure or other events that affect the level of the underlying index; and
➢	the creditworthiness of UBS.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

Risk Factors

RISKS RELATED TO THE GENERAL CHARACTERISTICS OF THE UNDERLYING INDEX

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate the payment at maturity of the Securities (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. If an index sponsor discontinues or suspends the calculation of the underlying index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity will be determined by the calculation agent. See “General Terms of the Securities—Market Disruption Event” on page PS-23 and “General Terms of the Securities—Role of Calculation Agent” on page PS-27. No index sponsor is involved in the offer of the Securities in any way and has no obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or your payment at maturity.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying index sponsor and the underlying index to which your Securities are linked from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the relevant index sponsor or the underlying index contained in the index supplement or any pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsor and the underlying index for your Securities.

Historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index during the term of the Securities.

The market prices of the index constituents will determine the level(s) of the underlying index. The historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index. As a result, it is impossible to predict whether the level of the underlying index will rise or fall. The market price(s) of the index constituents will be influenced by complex and interrelated political, economic, financial, force majeure and other factors that can affect the market prices of such index constituents.

An investment in the Securities may be subject to risks associated with non-U.S. securities and futures markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges.

Risk Factors

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor to enforce the laws or regulations of a non-U.S. country or exchange.

The return on the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index whose index constituents are traded in currencies other than the U.S. dollar.

Although the index constituents for the underlying index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the underlying return of the underlying index and therefore, the amount payable on your Securities. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities” beginning on page PS-21.

The Securities may be subject to currency exchange risk.

Because the price of the index constituents may be converted by an index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlying index, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the currencies of the index constituents underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the currencies in which such index constituents are denominated, the level of any such index may be adversely affected, and the payment at maturity of the Securities may be reduced. Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments;
➢	the extent of governmental surpluses or deficits in the countries relevant to the underlying index and the United States of America; and
➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlying index, the United States and other countries important to international trade and finance.

Any underlying index containing index constituents that are calculated in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

Risk Factors

RISKS RELATED TO COMMODITY INDEX CHARACTERISTICS AND ISSUES

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the underlying index and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in the underlying index and the markets for those index commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of the commodity index to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange traded funds or other derivative products on such index constituents or the underlying index may adversely affect the probability of the Securities being called, any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-28, UBS or its affiliates may hedge their obligations under the Securities by purchasing the index constituents, futures or options on the index constituents or the underlying index, or exchange traded funds or over-the-counter derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index, and they may adjust these hedges by, among other things, purchasing or selling the index constituents, futures, options, or exchange traded or over-the-counter derivative instruments with

Risk Factors

returns linked or related to changes in the performance of the index constituents or the underlying index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such index constituents and/or the level of the underlying index and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value and/or payment at maturity of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the index constituents and other investments relating to the index constituents or the underlying index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the index constituents and the level of the underlying index and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index and the index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the underlying index, could be adverse to the interests of the holders of the Securities.

In the case of Securities linked to an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or acting as counterparty (including with respect to derivatives) or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the index constituent stocks and the level of the underlying index and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying index or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or

Risk Factors

other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing level of the underlying index is at or above the initial level on any observation date or below the trigger level on the final valuation date and, accordingly, the payment on the applicable call settlement date or at maturity on your Securities. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent” on page PS-27. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituents or the underlying index has occurred or is continuing on a day when the calculation agent will determine the closing level of the underlying index. This determination may, in turn, depend on the calculation agent’s judgment of whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind our or its hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent may postpone any observation date, including the final valuation date (and thus the applicable call settlement date or the maturity date, respectively), upon the occurrence of a market disruption event.

If the calculation agent determines that a market disruption event has occurred or is continuing on any observation date (including the final valuation date), the affected observation date or the final valuation date, as applicable, will be postponed and thus the determination of the closing level of the underlying index with respect to such observation date or the final level, as applicable, will be postponed until the first trading day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead make the relevant determination based on the closing level of the underlying index on the first trading day on which no market disruption event is occurring or is continuing with respect to that offering of the Securities. In no event, however, will the relevant observation date or the final valuation date be postponed by more than eight (8) trading days. As a result, the relevant call settlement date or the maturity date for the Securities could also be postponed, although not by more than eight (8) trading days.

If the relevant observation date or the final valuation date is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the relevant observation date or the final valuation date, as applicable. If the closing level of the underlying index is not available on the last possible day that qualifies as the relevant observation date or the final valuation date, as applicable, either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level of the underlying index that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities — Market Disruption Event” on page PS-23.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

Risk Factors

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement. Please read carefully the section entitled “What are the Tax Consequences of the Securities?” in the summary section on page PS-7, “Supplemental U.S. Tax Considerations” on page PS-29, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-29 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Securities and will not necessarily repay any of the principal amount of the Securities at maturity.

Denominations

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment upon an Automatic Call

The Securities will be called automatically if the closing level of the underlying index is at or above the initial level on any observation date. If we call the Securities, UBS will pay you on the applicable call settlement date the call price for the applicable observation date. The call price applicable to each observation date equals the principal amount per Security plus the applicable call return, which is based on the amount of time the Securities have been outstanding. The call return is based on a per annum percentage specified in the applicable pricing supplement and increases the longer the Securities are outstanding. The call return will be set forth together with the call price for each observation date and will be specified in the applicable pricing supplement.

Payment at Maturity

If the Securities are not called on any observation date, at maturity UBS will pay a cash payment for each Security that you hold, calculated as below.

➢	If the final level is at or above the trigger level, UBS will pay you a cash payment equal to your principal amount of the Securities.
➢	If the final level is below the trigger level, UBS will pay you a cash payment that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative underlying return.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the final level is below the trigger level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less

General Terms of the Securities

than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “underlying return” is the difference between the final level and initial level of the underlying index and is expressed as a percentage of the initial level. The underlying return may be negative and is calculated as follows:

Final Level  — Initial Level

Initial Level

The “initial level” is the closing level of the underlying index on the trade date, and the “final level” is the closing level of the underlying index determined on the final valuation date, in each case as determined by the calculation agent.

The “trigger level” is a specified level of the underlying index that is less than the initial level as set forth in the applicable pricing supplement.

The applicable pricing supplement will specify the trade date, the observation dates, the per annum percentage used for the call return, the call return and the call price for each observation date, the trigger level and the final valuation date, as well as other relevant terms of each offering of the Securities, including the underlying index and the initial level.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are not sponsored, endorsed, sold or promoted by the sponsor of the underlying index, and investing in the Securities is not equivalent to a hypothetical investment directly in the underlying index or investing directly in the index constituents.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

Call Settlement Date

If the Securities are called on any observation date (other than the final observation date), the call settlement date will generally be between three and five business days following such observation date, unless otherwise specified in the applicable pricing supplement. If the Securities are called on the final observation date, the call settlement date will be the maturity date. As described under “— Observation Dates” below, the calculation agent may postpone an observation date — and therefore a call settlement date — if a market disruption event occurs or is continuing on a day that would otherwise be an observation date. We describe market disruption events under “— Market Disruption Event” below.

Observation Dates

The observation dates for your Securities will be the dates set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no

General Terms of the Securities

event, however, will an observation date for the Securities be postponed by more than eight (8) trading days. The postponement of one or more observation dates shall have no effect on any subsequent observation dates.

If any observation date specified in the applicable pricing supplement occurs on a day that is not a trading day, such observation date will be the next following trading day.

Maturity Date

The maturity date for your Securities will be set forth in the applicable pricing supplement. If not called on any observation date (other than the final observation date), the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date, the maturity date will be postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement of the final valuation date. As discussed below under “— Final Valuation Date,” the calculation agent may postpone the final valuation date if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.

The postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

If the Securities are not previously called, the final valuation date will be on the final observation date as set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date—and, therefore, the Maturity Date — for the Securities be postponed by more than eight (8) trading days. A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

If the final valuation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

Unless otherwise specified in the applicable pricing supplement, the closing level of any underlying index on any trading day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the primary exchange for such index, as determined by the calculation agent.

Market Disruption Event

The calculation agent will determine the closing level of the underlying index on each observation date and the final level on the final valuation date. As described above, any observation date (including the final valuation date) may be postponed, and thus the determination of the closing level of the underlying index with respect to such observation date or the final level, as applicable, may be postponed if the calculation agent determines that, on any observation date, a market disruption event has occurred or is continuing on or as of such date. If such a postponement occurs, the new observation date will be the first trading day on which no market disruption event occurs or is continuing. Notwithstanding the occurrence of one or more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent may waive its right to postpone an observation date if it determines that one or more of the below events has not and is not likely to

General Terms of the Securities

materially impair its ability to determine the closing level of the underlying index with respect to such observation date. In no event, however, will an observation date be postponed by more than eight (8) trading days.

If an observation date is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day with respect to that offering of Securities, that day will nevertheless be the date on which the closing level of the underlying index with respect to such observation date or the final level, as applicable, will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the closing level of the underlying index with respect to such observation date or the final level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event with regard to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in a material number of index constituents, for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts for more than two hours of trading or during the one hour before the close of trading in that market;
➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;
➢	a suspension, absence or material limitation of trading in any futures contract included in the underlying index;
➢	a change in the settlement price of any futures contract included in the underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual futures contract included in the underlying index;
➢	the underlying index is not published; or
➢	any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to maintain or unwind all or a material portion of a hedge with respect to your Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying index, in any index constituents or in any option or futures contracts related to such index constituents.

General Terms of the Securities

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying index or any index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Discontinuance of or Adjustments to the Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of the underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, underlying return, initial level, final level, trigger level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index has been changed at any time in any respect that causes the level of the underlying index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the underlying index, underlying return, initial level, final level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the underlying index that it believes are appropriate to ensure that the final level used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the underlying index, underlying return, initial level, final level and the amount payable at maturity or otherwise relating to the level of the underlying index will be made by the calculation agent.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other

General Terms of the Securities

Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars, payable in respect of the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you in respect of your Securities. That cost will equal:

➢	the lowest amount, as determined by the calculation agent in the manner described in the following paragraph, that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five (5) business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two (2) business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

General Terms of the Securities

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment

Any payment on the Securities upon an automatic call or at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make Any payment in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day on which trading is generally conducted on the primary exchange(s) for the underlying index, as determined by the calculation agent.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, index adjustments, business days, trading days, observation dates, the default amount, the initial level, the final level, whether the closing level is at or above the initial level on any observation date and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the underlying index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the index constituents prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of index constituents or other securities of issuers of the index constituent stocks;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or the value of the index constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level or price of other similar market indices or stocks, commodities or other assets; or
➢	any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying index or markets relating to the underlying index.

No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment at maturity of your Securities. See “Risk Factors” on page PS-12 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The United States federal income tax consequences of your investment in the Securities are uncertain. The following is a general description of certain material United States tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or foreign currencies,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Securities or a “wash sale” with respect to the Securities or the underlying stocks or underlying equities, or
➢	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you should consult your own tax adviser concerning the application of the United States federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States Holder.

You are a United States Holder if you are a beneficial owner of Securities and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof,, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such

Supplemental U.S. Tax Considerations

purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES. THE RISK THAT THE SECURITIES WOULD BE RECHARACTERIZED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AS INSTRUMENTS GIVING RISE TO CURRENT ORDINARY INCOME (EVEN BEFORE THE RECEIPT OF ANY CASH) AND SHORT-TERM CAPITAL GAIN OR LOSS (EVEN IF HELD FOR A PERIOD LONGER THAN ONE YEAR), IS HIGHER THAN WITH OTHER NON-PRINCIPAL-PROTECTED EQUITY-LINKED SECURITIES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities as pre-paid derivative contracts with respect to the underlying index and the terms of your Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities would be equal to the price you paid for them. Capital gain of a noncorporate United States Holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives in 2007 introduced a bill that, if enacted, would have required holders of Securities purchased after the bill is enacted to accrue interest income over the

Supplemental U.S. Tax Considerations

term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Alternative Treatments.  Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above.

For example, it is possible that your Securities could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have paid to secure your obligations under the put option. Under this characterization, if the Securities are not called, you may realize short term capital loss on the Maturity Date, and upon a call of the Securities, a portion of the payment you receive may be considered attributable to interest or original issue discount on the deposit (which you may be required to accrue over the term of the Securities) with the balance being considered the amount realized for the Security upon which you may realize a short term capital gain (even if you held the Security for more than one year).

In addition, if your Securities have a term greater than one year, it is possible that your Securities could be treated as debt instruments subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, call, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Security. Any gain you recognize upon the sale, call, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If your Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if your Securities have a term of one year or less, it is possible that your Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Alternatively, the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the index constituents, (ii) you should be required to accrue interest income over the term of your Securities or (iii) any gain or loss that you recognize upon the call or maturity of your Securities should be treated as an ordinary gain or loss.

You should consult your tax advisor as to the tax consequences of such characterizations described above and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Supplemental U.S. Tax Considerations

If your Securities are linked to an exchange traded fund, real estate investment trust, partnership, trust or passive foreign investment company (each, a “pass through entity”) it is also possible that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, automatic call, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the pass through entity on the date that you purchased your Securities and sold such interest in the pass through entity on the date of the sale or maturity of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting.  If you are a noncorporate United States Holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	any payments of proceeds including redemptions at maturity on Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of Securities effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States Holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,

Supplemental U.S. Tax Considerations

➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.  If you are not a United States Holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. (as the case may be) will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-28, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.